Exhibit 32.1

                      OFFICERS' SECTION 1350 CERTIFICATIONS

         The undersigned officers of CabelTel International Corporation, a Nevada corporation (the "Company"), hereby certifies that (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (ii) the information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

         Dated: April 13, 2006.

                                                  /s/ Ronald C. Finley
                                                 -------------------------------
                                                 Ronald C. Finley,
                                                 Chief Executive Officer



                                                  /s/ Gene S. Bertcher
                                                 -------------------------------
                                                 Gene S. Bertcher, President and
                                                 Chief Financial Officer